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                                     EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT

                                 December 31, 1997





                               REDWOOD EMPIRE BANCORP
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                           NATIONAL BANK OF THE REDWOODS
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NBR Mortgage Company, Inc.    Redwood Empire Datacorp  Allied Diversified Credit
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       (Inactive)                    (Inactive)               (Inactive)


1) Redwood Empire Bancorp (REB), the holding company, directly owns 100% of the shares of National Bank of the Redwoods.

2) National Bank of the Redwoods directly owns 100% of the shares of NBR Mortgage Company, Inc., Redwood Empire Datacorp, and Allied Diversified Credit.